Exhibit 32.1

CERTIFICATIONS
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Viper Powersports Inc, a Nevada corporation for the Quarter ended September 30, 2010, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)
the Quarterly Report on Form 10-Q of Viper Powersports Inc for the Quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc

Date:  November 22, 2010

/s/ John R. Silseth
John R. Silseth, Principal Executive Officer of Viper Powersports Inc.

Date:  November 22, 2010

/s/ Jerome L. Posey
Jerome L. Posey, Principal Financial Officer of Viper Powersports Inc.